Exhibit 107

Exhibit Calculation of Filing Fee Tables

FORM S-4

(Form Type)

BROAD CAPITAL ACQUISITION PTY LTD

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Equity	Broad Capital Acquisition Pty Ltd Ordinary Shares(2)	Other(3)	8,574,499	$10.74	(3)	$92,090,119.26	0.00011020	$10,148.33
	Equity	Broad Capital Acquisition Pty Ltd Ordinary Shares (4)	Other(3)	10,707,000	$10.74	(3)	$114,993,180.00	0.00011020	$12,672.25		-	-	-
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$207,083,299.26		$22,820.58
	Total Fees Previously Paid								$0.00
	Total Fee Offsets								$0.00
	Net Fee Due								$22,820.58

(1)	Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

The number of ordinary shares (“Purchaser Shares”) of Broad Capital Acquisition Pty Ltd (the “Purchaser”) being registered represents (i) the number of shares of common stock, par value $0.000001 per share (the “Company Common Stock”) of Broad Capital Acquisition Corp., a Delaware corporation (the “Company”), including the shares of Company Common Stock that were included in the units (the “Public Units”) issued in the Company’s initial public offering (the “IPO”), that were registered pursuant to the Registration Statement on Form S-1 (SEC File No. 333-258943) (the “IPO Registration Statement”) and offered by the Company in the IPO, after giving effect to the redemptions of such shares in connection with the amendment of the Company’s charter, (ii) the number of shares of Company Common Stock to be issued upon the conversion of the rights of the Company included in the Public Units, (iii) the number of shares of Company Common Stock that were initially issued in a private placement prior to the IPO to Broad Capital LLC (the “Sponsor”) and remain outstanding, (iv) the number of shares of Company Common Stock that were included in the units (the “Private Units”) that were initially issued in a private placement in connection with the IPO to the Sponsor, and (v) the number of Company Common Stock to be issued upon the conversion of the rights of the Company included in the Private Units.

In connection with the redomestication of the Company (as outlined in the Registration Statement on Form S-4 to which this exhibit is attached, the “Redomestication”), following the separation of all Public and Private Units into their component securities and the conversion of all rights of the Company into shares of Company Common Stock, each issued and outstanding share of Company Common Stock shall convert automatically, on a one-for-one basis, into one Purchaser Share.

(3)	Calculated in accordance with Rule 457(f)(1) under the Securities Act, based on the average of the high and low prices of the Company Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”) on July 28, 2023 ($10.74 per share) (such date being within five business days of the date that the Registration Statement on Form S-4 was first filed with the U.S. Securities and Exchange Commission).

(4)	The number of Purchaser Shares being registered represents the number of Purchaser Shares to be issued or issuable in connection with the business combination described the Registration Statement on Form S-4 (the “Business Combination”), including (i) 7,000,000 Purchaser Shares to be issued at the Closing as Exchange Consideration (as defined in the Registration Statement on Form S-4), (ii) 2,000,000 Purchaser Shares which may be issued as contingent Earnout Shares (as defined in the Registration Statement on Form S-4), and (iii) 1,707,000 Purchaser Shares to be as Indemnification Escrow Shares (as defined in the Registration Statement on Form S-4).